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FORM OF PROXY CARD FOR MEDICAL MANAGER CORPORATION

                                                                    EXHIBIT 99.2

                          MEDICAL MANAGER CORPORATION

                        SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints               and               as proxies, each
with the power of substitution, and hereby authorizes them to vote all shares of common stock of the undersigned at a special meeting of MEDICAL MANAGER
CORPORATION, to be held at               on           , 2000 at        a.m.,
Eastern time, and at any adjournment or postponement thereof.

WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE SIDE.

              CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

                                                                SEE REVERSE SIDE
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PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING
THE ENCLOSED ENVELOPE

[X] Please mark your
    vote as in this example

      The Board of Directors recommends a vote FOR approval of proposal 1.

                                                              FOR  AGAINST  ABSTAIN
1. To approve the Medical Manager merger and the Medical
   Manager merger agreement.                                  [ ]    [ ]      [ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any other adjournments or postponements thereof.

The undersigned acknowledges receipt of the accompanying Notice of Special Meeting.

Signature: ____________________________  Date: ______________

Signature: ____________________________  Date: ______________

This Proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized officer executing on behalf of the partnership.